                                                                   EXHIBIT 1 (b)

                             UNDERWRITING AGREEMENT



                                                               ___________, 199_


Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky 40210

Dear Sirs:


          We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Brown-Forman Corporation, a Delaware corporation (the "Company"), proposes to issue and sell [Currency and Principal Amount] aggregate initial offering price of [Full title of Debt Securities] (the "Debt Securities"). (The Debt Securities are also referred to herein as the "Offered Securities.") The Debt Securities will be issued pursuant to the provisions of an Indenture dated as of _______________, 1994 (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Trustee").

          Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Debt Securities set forth below opposite their names at a purchase price of ____% of the principal amount of Debt Securities [, plus accrued interest, if any, from [Date of Offered Securities] to the date of payment and delivery]/1/:
________________
/1/To be added only if the transaction does not close flat.
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                                              Principal Amount of
       Name                                   Debt Securities
       ----                                   -------------------
Morgan Stanley & Co.
     Incorporated
[Insert syndicate list]

                  Total...................


          The Underwriters will pay for the Offered Securities upon delivery thereof at [office] at ______ a.m. (New York time) on ___________, 199_, or at such other time, not later than 5:00 p.m. (New York time) on __________, 199_, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

          The Offered Securities shall have the terms set forth in the Prospectus dated ___________, 199_, and the Prospectus Supplement dated ____________, 199_, including the following:



     Maturity Date:

     Interest Rate:

     Redemption Provisions:

     Interest Payment Dates:  ____________ __ and
                              ____________ __ commencing
                              ____________ __, ____
                              [(Interest accrues from
                              ____________ __, ____)]/2/

     Form and Denomination:

     [Other Terms:]


          All provisions contained in the document entitled Brown-Forman Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated _______, 199_, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part
________________

/2/To be added only if the transaction does not close flat.

of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

                      [SIGNATURE PAGE WHERE MORGAN STANLEY
                              IS A LEAD MANAGER]


          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                                       Very truly yours,

                                       MORGAN STANLEY & CO. INCORPORATED
                                       [Name of Other Co-Managers]

                                       Acting severally on behalf of themselves and the several Underwriters named herein


                                        By:  MORGAN STANLEY & CO. INCORPORATED


                                        By:  _______________________________
                                             Name:
                                             Title:


Accepted:

BROWN-FORMAN CORPORATION


By:  _________________________
     Name:
     Title:

                      SIGNATURE PAGE WHERE MORGAN STANLEY
                                IS SOLE MANAGER]


          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                                       Very truly yours,

                                       MORGAN STANLEY & CO. INCORPORATED

                                       Acting severally on behalf of itself
                                       and the several Underwriters named herein



                                       By:  _____________________________
                                            Name:
                                            Title:


Accepted:

BROWN-FORMAN CORPORATION


By: ___________________________
     Name:
     Title: